Exhibit 10.24

Second Amendment to Lease Agreement

This Second Amendment to Lease Agreement (“Amendment”) is dated as of February 24, 2015, and amends that certain Standard Industrial/Commercial Single-Tenant Lease –Net, dated April 21, 2008 (the “Original Lease”) by and between Surgi-Vision, Inc. (whose name has been changed to MRI Interventions, Inc.), ( Lessee”), and Shaw Investment Company, LLC (“Lessor”) as further amended by that certain Amendment dated March 26, 2012. The Original Lease concerns that certain property known as 5 Musick, Irvine, California. Initially capitalized terms used and not defined herein shall have the meanings given them in the Original Lease.

Lessor and Lessee now desire to amend the Lease to reflect their agreement with respect to the following:

The current Lease term expires on September 30, 2015. Lessee wishes to extend the term of the Lease by Three (3) Years commencing October 1, 2015 and terminating September 30, 2018.

October 1, 2015 through September 30, 2016	$7,255.92
October 1, 2016 through September 30, 2017	$7,626.12
October 1, 2017 through September 30, 2018	$7,996.32

Lessor shall, at Lessor’s sole cost provide a Tenant Improvement Allowance in the amount of Seven Thousand Five Hundred Dollars, ($7,500.00) available to Lessee upon the submittal of invoices from a licensed general contractor and Lessor’s verification of the completion of the work. Lessee shall provide Lessor or Lessor’s representative with the scope of work to be completed. Lessee shall be required to receive approval from Lessor prior to the commencement of the work. Lessor’s approval shall not be unreasonably withheld.

Except as amended hereby, and in prior Amendment(s) to the Lease, the Original Lease remains in full force and effect in accordance with its terms. In the event of any conflict between the provisions of the Original Lease and the Amendment(s), the provisions of this Amendment shall control. This Second Amendment shall be governed by California law and may be executed in counterparts, and all counterparts shall constitute but one and the same document.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the day first above written.

Lessor:	Lessee:

Shaw Investment Company, LLC,	MRI Interventions, Inc.

By /s/ Charles E. Crookall	By /s/ David Carlson

Title Manager Date 3-10-2015	Title CFO Date 3/5/15